Contact:	Suzy W. Taylor
866-652-1810
FirstCity Financial (NASDAQ FCFC) Reports Second Quarter 2005 Earnings of $ 2.7 Million
Waco, Texas August 3, 2005...
     Highlights of the Quarter:
•	FirstCity reports 2nd quarter 2005 earnings of $2.7 million, or $.23 per diluted share

•	FirstCity invested $16.1 million in portfolio assets for the quarter.
FirstCity Financial Corporation today announced net earnings to common stockholders for the quarter ended June 30, 2005 of $2.7 million or $ .23 per share on a diluted basis.
Components of the results are detailed below (dollars in thousands except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2005	2004	2005	2004
Portfolio Asset Acquisition and Resolution	$4,128	$2,443	$8,243	$6,489
Corporate interest	—	(1,026)	—	(2,026)
Corporate overhead	(1,308)	(1,031)	(2,874)	(2,343)

Earnings from continuing operations	2,820	386	5,369	2,120

Earnings (loss) from discontinued operations	(97)	2,913	(97)	6,028

Net earnings to common stockholders	$2,723	$3,299	$5,272	$8,148

Diluted earnings per common share	$0.23	$0.28	$0.44	$0.69

James T. Sartain, President and CEO of FirstCity said, “We had a strong quarter in terms of acquisitions and were able to deploy our capital in attractive investments. The pipeline remains strong as the Company continues to build momentum.”
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Portfolio Asset Acquisition and Resolution
FirstCity purchased $16.1 million in portfolio assets during the second quarter of 2005. Purchases consisted of eight portfolios — all in the United States. All portfolios purchased during the quarter are wholly-owned by FirstCity, which allowed the Company to invest $16.1 million in equity.
Portfolio purchases are detailed below (in millions):

	Domestic	Europe	Latin America	Total	Invested Equity

2005
2nd Quarter	$16.1	$—	$—	$16.1	$16.1
1st Quarter	12.1	—	2.8	14.9	2.2

YTD 2005	$28.2	$—	$2.8	$31.0	$18.3	*

2004
4th Quarter	$23.2	$—	$22.7	$45.9	$11.1
3rd Quarter	26.6	—	9.5	36.1	27.1
2nd Quarter	34.9	9.8	40.7	85.4	18.5
1st Quarter	6.5	—	.2	6.7	3.1

Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8

Total Year 2003	$92.6	$31.2	$5.4	$129.2	$22.9	*

Total Year 2002	$61.4	$98.7	$11.7	$171.8	$16.7

*	In addition to the portfolio acquisitions above, FirstCity invested $2.0 million in partnerships during the first six months of 2005 and $3.4 million in partnerships during 2003.
Operating contribution from the Portfolio Asset Acquisition business for the second quarter was $4.1 million. The earnings are comprised of $9.2 million in revenues and $5.0 million of expenses. The business generated 52% of the revenues from domestic investments, 32% from investments in Latin America and 16% from investments in Europe. The major components of revenue for the quarter include equity earnings in Acquisition Partnerships and servicing entities of $3.7 million, servicing fees of $2.9 million, gain on resolution of Portfolio Assets of $1.2 million and interest income and other of $1.4 million.
Operating contribution from the Portfolio Asset Acquisition business for the second quarter includes net foreign currency gains of $688,000, which is comprised of $424,000 in Mexican peso gains and $264,000 of Euro gains. Quarterly results were less impacted by foreign currency fluctuations, as the Company borrowed in Euros to hedge the risk associated with foreign currency exposure.
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The following table details the impact of these items on corporate earnings.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Illustration of the Effects of Currency	2005	2004	2005	2004
Fluctuations (dollars in thousands)	(unaudited)		(unaudited)

Net earnings to Common Stockholders as reported	$2,723	$3,299	$5,272	$8,148
Mexican Peso gains (losses)	424	(678)	744	(216)
Euro gains	264	249	494	558

Peso exchange rate at valuation date	10.84	11.45
Euro exchange rate at valuation date	0.83	0.83
Conference Call
A conference call will be held today at 9:00 a.m. Central Daylight time to discuss second quarter 2005 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:		FirstCity Financial Corporation Second Quarter 2005 Conference Call
Date:		Wednesday, August 3, 2005
Time:		9:00 a.m. Central Daylight Time
Host:		James T. Sartain, FirstCity’s President and Chief Executive Officer
Web
Access:	FirstCity’s web page- www.fcfc.com/invest.htm or,
CCBN’s Investor websites- www.streetevents.com and, www.earnings.com
Dial In
Access:	Domestic	800-706-7748
	International	617-614-3473

	Pass code —	18511213

Replay	Domestic	888-286-8010
	International	617-801-6888

	Pass code —	65897167
The replay will be available until Thursday August 18, 2005
Forward Looking Statements
Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.
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These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets, the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry, fluctuation in residential and commercial real estate values, capital markets conditions, including the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations, factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 22, 2005, as well as in the Company’s other filings with the SEC.
Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.
The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ National Market System under the symbol “FCFC.”

FirstCity Financial Corporation
Summary of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Servicing fees from affiliates	$2,909	$3,716	$6,081	$6,748
Gain on resolution of Portfolio Assets	1,205	162	3,067	237
Equity in earnings of investments	3,690	2,639	7,091	6,814
Interest income from affiliates	460	617	895	1,061
Interest income — other	634	51	1,136	136
Other income	381	444	730	1,782

Total revenues	9,279	7,629	19,000	16,778
Expenses:
Interest and fees on notes payable to affiliates	10	20	18	45
Interest and fees on notes payable — other	838	1,818	1,710	3,506
Interest on shares subject to mandatory redemption	—	67	—	133
Salaries and benefits	3,684	3,477	7,842	7,554
Provision for loan and impairment losses	29	22	114	22
Occupancy, data processing, communication and other	1,753	1,784	3,666	3,233

Total expenses	6,314	7,188	13,350	14,493
Earnings from continuing operations before income taxes and minority interest	2,965	441	5,650	2,285
Income taxes	(103)	(72)	(242)	(156)

Earnings from continuing operations before minority interest	2,862	369	5,408	2,129
Minority interest	(42)	17	(39)	(9)

Earnings from continuing operations	2,820	386	5,369	2,120

Discontinued operations
Earnings (loss) from operations of discontinued components	(97)	3,312	(97)	6,455
Income taxes	—	(399)	—	(427)

Earnings (loss) from discontinued operations	(97)	2,913	(97)	6,028

Net earnings	$2,723	$3,299	$5,272	$8,148

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.25	$0.03	$0.48	$0.19
Discontinued operations	$(0.01)	$0.26	$(0.01)	$0.54
Net earnings per common share	$0.24	$0.29	$0.47	$0.73
Wtd. avg. common shares outstanding	11,274	11,235	11,268	11,216

Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.24	$0.03	$0.45	$0.18
Discontinued operations	$(0.01)	$0.25	$(0.01)	$0.51
Net earnings per common share	$0.23	$0.28	$0.44	$0.69
Wtd. avg. common shares outstanding	12,025	11,820	12,016	11,806

Selected Unaudited Balance Sheet Data

	June 30,	December 31,
	2005	2004

Cash	$5,337	$9,724
Portfolio Assets, net	43,862	37,952
Loans receivable from Acquisition Partnerships	20,400	21,255
Equity investments	53,181	57,815
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	8,428	10,193
Discontinued mortgage assets held for sale	409	1,817

Total assets	$151,718	$158,857

Notes payable to affiliates	$545	$491
Notes payable — other	49,153	50,812
Minority interest and other liabilities	4,866	6,048
Liabilities from discontinued consumer operations	987	9,033
Liabilities from discontinued mortgage operations	—	50

Total liabilities	55,551	66,434
Total equity	96,167	92,423

Total liabilities and equity	$151,718	$158,857

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FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$9,159	$7,489	$18,767	$16,434
Expenses	5,002	5,024	10,410	9,923

Operating contribution before provision for loan and impairment losses	4,157	2,465	8,357	6,511
Provision for loan and impairment losses	29	22	114	22

Operating contribution, net of direct taxes	$4,128	$2,443	$8,243	$6,489

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$16,073	$34,937	$28,181	$41,486
Latin America	—	40,650	2,763	40,800
Europe	—	9,837	—	9,837

Total	$16,073	$85,424	$30,944	$92,123

	Purchase	FirstCity's
Historical Acquisitions — Annual:	Price	Investment

2005 year to date	$30,944	$18,286
2004	174,139	59,762
2003	129,192	22,944
2002	171,769	16,717
2001	224,927	24,319
2000	394,927	22,140

	June 30,	June 30,
	2005	2004

Portfolio acquisition and resolution assets by region:
Domestic	$79,735	$53,355
Latin America	20,283	18,788
Europe	17,619	19,828

Total	$117,637	$91,971

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

Revenues by region:
Domestic	$4,764	$4,204	$10,726	$8,350
Latin America	2,973	2,265	5,370	4,862
Europe	1,422	1,020	2,671	3,222

Total	$9,159	$7,489	$18,767	$16,434

Revenues by source:
Equity earnings	$3,690	$2,639	$7,091	$6,814
Servicing fees	2,909	3,716	6,081	6,748
Interest income — loans	1,049	642	1,951	1,165
Gain on resolution of Portfolio Assets	1,205	162	3,067	237
Other	306	330	577	1,470

Total	$9,159	$7,489	$18,767	$16,434

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FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Analysis of Equity Investments in Acquisition Partnerships:
FirstCity’s Average investment in Acquisition Partnerships
Domestic	$35,561	$37,162	$35,969	$36,951
Latin America	1,778	1,065	1,658	1,054
Europe	18,513	16,771	18,567	17,693

Total	$55,852	$54,998	$56,194	$55,698

FirstCity Share of Equity Earnings:
Domestic	$1,911	$2,594	$4,224	$4,543
Latin America	467	(890)	470	(778)
Europe	1,312	935	2,397	3,049

Total	$3,690	$2,639	$7,091	$6,814

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$39,570	$10,500	$38,620	$8,509
Latin America	18,909	16,770	18,947	15,284
Europe	505	1,426	517	1,805

Total	$58,984	$28,696	$58,084	$25,598

Income from wholly owned portfolio assets and loans receivable:
Domestic	$1,863	$250	$4,256	$446
Latin America	384	537	747	913
Europe	7	17	15	43

Total	$2,254	$804	$5,018	$1,402

Servicing fee revenues:
Domestic partnerships:
$ Collected	$24,057	$31,085	$51,491	$57,438
Servicing fee revenue	833	1,223	1,974	2,261
Average servicing fee %	3.5%	3.9%	3.8%	3.9%
Latin American partnerships:
$ Collected	$23,031	$20,249	$33,928	$35,095
Servicing fee revenue	1,915	2,400	3,896	4,356
Average servicing fee %	8.3%	11.9%	11.5%	12.4%
Incentive service fees	$161	$93	$211	$131
Total Service Fees:
$ Collected	$47,088	$51,334	$85,419	$92,533
Servicing fee revenue	2,909	3,716	6,081	6,748
Average servicing fee %	6.2%	7.2%	7.1%	7.3%

Servicing portfolio (face value)
Domestic	$485,435	$442,710
Latin America	1,447,634	1,159,490
Europe	809,955	832,692

Total	$2,743,024	$2,434,892

Number of personnel at period end:
Domestic	66	60
Latin America	128	144
Corporate	34	33

Total personnel	228	237

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